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                               ESCROW AGREEMENT                 EXHIBIT 10.19


     ESCROW AGREEMENT (this "Agreement") dated as of May 30, 1997 among AWARD SOFTWARE INTERNATIONAL, INC., a California corporation ("Award"), PIERRE A. NARATH (the "Shareholder"), and FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION as escrow agent (the "Escrow Agent").

                                   RECITALS

     A. Award and its wholly owned subsidiary, Award Acquisition Sub Corp., a Delaware corporation ("Merger Sub"), have executed a definitive Agreement and Plan of Merger and Reorganization dated as of May 29, 1997 (the "Merger Agreement") with Unicore Software, Inc. ("Unicore") and the Shareholder pursuant to which Merger Sub will merge with and into Unicore. Capitalized terms used herein unless otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     B. Pursuant to the Merger Agreement, a certain number of the shares of Common Stock of Award, no par value, otherwise issuable to the Shareholder under the Merger Agreement (the "Escrow Shares"), will be deposited by Award into the escrow fund created hereby.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

SECTION 1.     ESTABLISHMENT OF ESCROW.

        (A) Pursuant to Section 1.12 of the Merger Agreement, simultaneously with the Closing, Award will deposit with the Escrow Agent a stock certificate in the name of the Escrow Agent (or its nominee) representing the Escrow Shares, to be held in an account designated as "Award Software International, Inc. Escrow Account" or having a similar designation and disbursed in accordance with the terms hereof. The Escrow Agent agrees to accept the Escrow Shares and to hold and distribute them in the manner provided herein.

        (B) All dividends and distributions (other than cash dividends and distributions) made by Award with respect to the Escrow Shares will be paid or made to the Escrow Agent to be held in escrow with the other Escrow Shares as provided herein as additional assets of the escrow to satisfy indemnification claims in accordance with Section 9 of the Merger Agreement. Such dividends and distributions shall be deemed to be a part of the Escrow Shares to which they relate. Cash dividends and distributions, if any, with respect to the Escrow Shares will be made by Award directly to the Shareholder for whose account such shares are being held hereunder. If a meeting or written action of shareholders of Award occurs while this Escrow Agreement is still in effect, the Escrow Agent shall promptly send to the Shareholder copies of any notices, proxies and proxy materials in connection with such meeting or written action. The Escrow Agent shall vote the Escrow Shares in accordance with the instructions set forth in any proxies returned to

                                      1.
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the Escrow Agent by the Shareholder. If no proxy is received, the Escrow Agent shall not vote such shares.

        (C)    The Merger shall become effective as of the Effective Time.

SECTION 2.     PAYMENT BY ESCROW AGENT WITH RESPECT TO THE ESCROW SHARES.

        (A)    NOTICES OF CLAIMS AND DISPUTE NOTICES.

        (I) If Award reasonably believes that it, or any other Indemnitee entitled to indemnification under Section 9.2 of the Merger Agreement (the "Award Indemnitees"), has or may suffer a loss that entitles or may entitle it to indemnification under the Merger Agreement, Award may deliver to the Escrow Agent a written notice (a "Notice of Claim") setting forth in reasonable detail the nature of the claim, an estimate of the aggregate amount at that time to which Award believes such Award Indemnitee is, or may be, entitled to be paid pursuant to the Merger Agreement. Award shall send a copy of each Notice of Claim to the Shareholder no later than the date on which such Notice of Claim was sent to the Escrow Agent. Each Notice of Claim delivered to the Escrow Agent shall include a certification that Award has sent a copy of such Notice of Claim to the Shareholder.

        (II) The Escrow Agent shall deliver to Award's transfer agent (the "Transfer Agent") Escrow Shares in exchange for a new stock certificate representing a number of shares of Award Common Stock (which will remain Escrow Shares) equal to the number of Escrow Shares previously held by the Escrow Agent, less the number of Escrow Shares having a value (such value to be determined pursuant to Section 2(e) hereof) equal to the amount set forth in a Notice of Claim as soon as practicable, but no earlier than 20 business days following receipt by the Escrow Agent of such Notice of Claim; provided, however, that if within the period of 20 business days following receipt by the Escrow Agent of such Notice of Claim the Escrow Agent shall have received from the Shareholder a written notice (a "Dispute Notice") stating that he disputes the validity or the amount specified in such Notice of Claim or any portion thereof (a "Disputed Amount"), the Escrow Agent shall not deliver the Escrow Shares as provided above for any such disputed amount other than pursuant to
Section 2(b). Any fractional interests will be carried forward until the distribution of Escrow Shares to the Shareholder, at which time fractional interests will be rounded in the discretion of Award. Without altering the Escrow Agent's obligations set forth herein, the Shareholder shall include in each Dispute Notice, reasonable detail of the nature of the Shareholder's dispute. The Shareholder shall send a copy of each Dispute Notice to Award no later than the date on which such Dispute Notice was sent to the Escrow Agent. Each Dispute Notice delivered to the Escrow Agent shall include a certification that the Shareholder has sent a copy of such Dispute Notice to Award.

        (III) If the Escrow Agent shall not have received a Dispute Notice with respect to the validity or amount specified in a Notice of Claim, or a portion thereof, within the period of 20 business days following its receipt of such Notice of Claim, the Shareholder and Award agree that the Escrow Agreement shall deliver to the Transfer Agent the number of Escrow Shares having a value equal to the amount set forth in the Notice of Claim. In the event of a Disputed

                                      2.
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Amount or any other dispute regarding this Escrow Agreement, Award and the
Shareholder shall in good faith negotiate to settle such Disputed Amount.

        (B) DISPUTED AMOUNTS. Upon receipt by the Escrow Agent of a notice (a "Resolution Notice") from Award and/or the Shareholder with respect to a Disputed Amount specifying the amount of such Disputed Amount to which any Award Indemnitee is entitled, accompanied by (A) a written agreement between Award and the Shareholder with respect to such Disputed Amount, or (B) a final non-appealable order of a court of competent jurisdiction determining that Award is entitled to indemnification, the Escrow Agent shall cause to be delivered to such Award Indemnitee the Escrow Shares having a value equal to the amount to which such Award Indemnitee, or any other Award Indemnitee is entitled, if any.

        (C)    DISTRIBUTION OF ESCROW SHARES TO THE SHAREHOLDER.

               (I) Within 20 business days after the Termination Date (as defined below), the Escrow Agent shall deliver the stock certificate representing the Escrow Shares to the Transfer Agent in exchange for:

                    (1) stock certificate for and in the name of the Shareholder; provided, however, that the Escrow Agent shall exclude from such number of Escrow Shares a number of Escrow Shares equal to the number of Escrow Shares subject to any outstanding and unresolved Notices of Claim (based on the amounts set forth in the Notice of Claim, whether or not a Dispute Notice has been delivered with respect thereto, unless such dispute has been subsequently resolved);

                    (2) if applicable, a new stock certificate in the name of the Escrow Agent representing the aggregate number of Escrow Shares as to which Notices of Claim are outstanding and not resolved.

                    In the event that on the Termination Date (as defined below) all the matters set forth in any previously delivered Notice of Claim have not been finally resolved, then a number of Escrow Shares shall be withheld from the distribution described above in order to provide for the remaining indemnification obligations of the Shareholder. The "Termination Date" shall mean the first anniversary of the date hereof.

                    Upon receipt of such stock certificates from the Transfer Agent, the Escrow Agent will promptly deliver such stock certificates for and in the name of the Shareholder at such address as the Shareholder shall direct, and the Escrow Agent will retain the new stock certificate in its name pending resolution of all outstanding and unresolved claims.

               (II) If at any time after the Termination Date there are Escrow Shares in excess of outstanding Notices of Claim due to the resolution of such outstanding claims, either Award or the Shareholder may deliver a certificate to that effect to the Escrow Agent with a copy to the other party, and if no written objection has been delivered within 20 business days by the other party, a distribution will be effected, as provided in clause (i).

                                      3.
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        (D)    VALUATION OF ESCROW SHARES.  For purposes of this Section 2,
Escrow Shares shall be valued at $14.00 per share (i.e. the Designated Parent Stock Price, as defined in the Merger Agreement). The Escrow Agent shall be under no duty or responsibility with regard to the valuation of the Escrow Shares.

        (E)    GENERAL PROVISIONS.

               (I) The Shareholder will not offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of any Escrow Shares until released from the Escrow Account.

               (II) Award and the Shareholder shall have the right to inspect and obtain copies of the records of the Escrow Agent upon reasonable notice and during reasonable business hours and to receive monthly reports of the status of the Escrow Shares.

SECTION 3.     CONCERNING THE ESCROW AGENT.

        (A) Escrow Agent shall not be under any duty to give the Escrow Shares held by it hereunder any greater degree of care than it gives its own similar property.

        (B) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Shares, or any loss of interest incident to any such delays.

        (C) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

        (D) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

                                      4.
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        (E)    Escrow Agent does not have any interest in the Escrow Shares deposited hereunder but is serving as Escrow Agent only and having only possession thereof. Any payments of income from this Escrow Shares shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications and a form of Shareholder "Non-Objection" Letter hereto attached as Exhibit A and Exhibit B, respectively. This Section 4(e) and
Section 4(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

        (F) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

        (G) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

        (H) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

        (I) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Shares or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Shares until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Shares or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Shares, in which event Escrow Agent shall disburse the Escrow Shares in accordance with such order or agreement. Escrow Agent shall act on such court order without further question.

        (J) Award shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder pursuant to the fee schedule attached hereto as Exhibit C.

        (K) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

                                      5.
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        (L)    Escrow Agent may resign at any time upon giving at least thirty
(30) days written notice to the Parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the Parties fail to agree upon a successor escrow agent within such time, Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Escrow Agent shall be discharged from any further duties and liability under this Agreement.

        (M) Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom Escrow Agent may transfer a substantial amount of its Global Escrow business, shall be the Successor the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

SECTION 4.     LIMITED RESPONSIBILITY

        This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

SECTION 5.     MISCELLANEOUS PROVISIONS.

        (A) All notices, consents and other communications under this Escrow Agreement shall be in writing and shall, except as otherwise provided herein, be deemed to have been duly given when (i) delivered by hand, (ii) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case, at the appropriate addresses, telex numbers and telecopier numbers as set forth below:

                                      6.
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ESCROW AGENT:

     First Trust of California, National Association
     One California Street
     4th Floor
     San Francisco, CA  94111
     Attention:  Carol Andreacci
     Telephone:  (415) 273-4536
     Telecopier: (415) 273-4593

TRANSFER AGENT:

     Boston EquiServe
     150 Royall Street
     Canton, MA  02021
     Attention:  Jane Leech
     Telephone:  (617) 575-4190
     Telecopier: (617) 575-2549

AWARD:

     Award Software International, Inc.
     777 East Middlefield Road
     Mountain View, CA  94043-4023
     Attention:  Kevin J. Berry
     Telephone:  (415) 968-4433
     Telecopier: (415) 968-0274

WITH A COPY TO:

     Cooley Godward LLP
     Five Palo Alto Square
     3000 El Camino Real
     Palo Alto, CA  94306-2155
     Attention:  James C. Kitch
     Telephone:  (415) 843-5027
     Telecopier: (415) 857-0663

                                      7.
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  THE SHAREHOLDER:

     Pierre A. Narath
     c/o Unicore Software, Inc.
     1538 Turnpike Street
     North Andover, MA  01845
     Attention:  Pierre A. Narath
     Telephone:  (508) 686-6468
     Telecopier: (508) 887-4942

  WITH A COPY TO:

     Devine, Millimet & Branch, Professional Associates

     12 Essex Street
     Andover, MA  01810
     Attention:  Mark E. Tully, Esq.
     Telephone:  (508) 475-9100
     Telecopier: (508) 470-0618

(or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties). Notwithstanding any of the foregoing, no notice or instructions to the Escrow Agent shall be deemed to have been received by it prior to actual receipt, no notice to the Escrow Agent shall be deemed effective until such receipt by it, and any computation of a time period which is to begin after receipt of a notice by the Escrow Agent shall run from the date of such receipt by it.

SECTION 6.     OWNERSHIP FOR TAX PURPOSES

        The Shareholder agrees that, for purposes of federal and other taxes based on income, the Shareholder will be treated as the owner of the Escrow Shares, respectively, and that it will report all income, if any, that is earned on, or derived from, the Escrow Shares as its income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

SECTION 7.     JURISDICTION; SERVICE OF PROCESS

        If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor shall be in San Francisco, California, which shall be deemed to be a convenient forum. The Shareholder and Award hereby expressly and irrevocably consent and submit to the jurisdiction of the courts in San Francisco, California. The Shareholder hereby expressly and irrevocably agrees that any notice given in compliance with the provisions of
Section 5(a) shall be deemed to constitute valid service of process in connection with any legal proceeding or other legal action relating to this Agreement.

                                      8.
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SECTION 8.     COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

SECTION 9.     TABLE OF CONTENTS; SECTION HEADINGS

        The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

SECTION 10.    WAIVER; SEVERABILITY

        No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

SECTION 11.    EXCLUSIVE AGREEMENT AND MODIFICATION

        This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Shareholder, Award and the Escrow Agent.

SECTION 12.    GOVERNING LAW

        This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

                                      9.
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        IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.


FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION



By:________________________________________
      Name:
      Title:


AWARD SOFTWARE INTERNATIONAL, INC.



By:________________________________________
      Name:
      Title:



___________________________________________
PIERRE A. NARATH

                               ESCROW AGREEMENT